SECURITIES AND EXCHANGE COMMISSION
                        WASHINGTON D.C. 20549

                      SCHEDULE 14A INFORMATION

     Proxy Statement Pursuant to Section 14(a) of the Securities
                        Exchange Act of 1934

(X)   Filed by the Registrant
( )   Filed by a Party other than the Registrant

Check the appropriate box:
( )   Preliminary Proxy Statement
( ) Confidential, for Use of the Commission Only (as permitted by Rule 14a-b(e)(2))
(X)   Definitive Proxy Statement
( )   Definitive Additional Materials
( )   Soliciting Material pursuant to Rule 14a-11(c) or Rule 14a-12


                     Kenan Transport Company
-------------------------------------------------------------------------
         (Name of Registrant as Specified In Its Charter)


-------------------------------------------------------------------------
  (Name of Person(s) Filing Proxy Statement If Other Than Registrant)


Payment of Filing Fee (Check the appropriate box):
(X)   $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-
      6(i)(2).
( ) $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
( ) Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
      1) Title of each class of securities to which transaction applies:
      2)    Aggregate number of securities to which transaction applies:
      3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11: _/
      4)    Proposed maximum aggregate value of transaction:
      5)    Total fee paid:

_/ Set forth the amount on which the filing fee is calculated and state how it was determined.

( )   Fee previously paid with preliminary materials
( ) Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
      1)    Amount Previously Paid:
      2)    Form, Schedule or Registration Statement No.:
      3)    Filing Party:
      4)    Date Filed:

                     KENAN TRANSPORT COMPANY
                   CHAPEL HILL, NORTH CAROLINA

              Notice of Annual Meeting of Shareholders

                          May 6, 1996

   The Annual Meeting of the Shareholders of KENAN TRANSPORT COMPANY, a North Carolina corporation, will be held at The Kenan Center, Bowles Drive (adjacent to the Dean Smith Student Activities Center), Chapel Hill, North Carolina, at 10:00 A.M. local time on Monday, May 6, 1996, for the following purposes:

(1)   To elect a Board of Directors for the ensuing year;
(2) To transact such other business as may properly come before the meeting or any adjournment thereof.

   It is requested that you read carefully this Notice of Annual Meeting and the accompanying Proxy Statement for information on the matters to be considered and acted upon.

   The Board of Directors of the Company has fixed the close of business on March 4, 1996, as the record date for the determination of shareholders entitled to notice of and to vote at the meeting.

   Information relating to the Company's activities and operations during the fiscal year ended December 31, 1995, is contained in the Company's Annual Report, which is enclosed.

   Your Proxy is enclosed. You are cordially invited to attend the meeting in person, but if you do not expect to attend, please date and sign your Proxy and return it promptly in the enclosed envelope.


WILLIAM L. BOONE
Secretary

March 29, 1996
Chapel Hill, North Carolina

                      KENAN TRANSPORT COMPANY
                          P.O. Box 2729
                 Chapel Hill, North Carolina  27515-2729

                         PROXY STATEMENT

                       GENERAL INFORMATION

   This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of KENAN TRANSPORT COMPANY (the "Company") for the Annual Meeting of the Shareholders to be held on May 6, 1996 at 10:00 A.M. local time, at The Kenan Center, Bowles Drive (adjacent to the Dean Smith Student Activities Center), Chapel Hill, North Carolina. This Proxy Statement and the accompanying Proxy were mailed on or about March 29, 1996.

   Holders of shares of the Common Stock of the Company of record at the close of business on March 4, 1996, will be entitled to vote at the Annual Meeting of Shareholders.

   Shareholders who execute and return proxies will retain the right to revoke them at any time before they are voted. When executed and not so revoked, proxies will be voted in accordance therewith.

   The solicitation of proxies by the Board of Directors will be by mail. The total expense of such solicitation will be borne by the Company and will include reimbursement paid to brokerage firms and others for their expenses in forwarding solicitation material regarding the meeting to beneficial owners. Further solicitation of proxies may be made by telephone or oral communication with some shareholders of the Company following the original solicitation. All such further solicitation will be made by regular employees of the Company who will not be additionally compensated therefor, or by its transfer agent, and the cost will be borne by the Company.


                 OUTSTANDING SECURITIES AND VOTING RIGHTS

   Only shareholders of record at the close of business on March 4, 1996, will be entitled to notice of and to vote at the Annual Meeting. On such date, the number













of outstanding shares of Common Stock, no par value, was 2,389,497. Each share of Common Stock is entitled to one vote.

   The enclosed Proxy is designed to permit each shareholder of record at the close of business on the record date to vote in the election of directors and on other matters coming before the meeting. Two directors of the Company, Messrs. Frank H. Kenan and Lee P. Shaffer, have been designated as proxies to vote shares in accordance with the instructions on the Proxy.


                          PRINCIPAL SHAREHOLDERS

The following information shows the ownership on March 4, 1996, of Common Stock of the Company by each person who owned of record, or was known by the Company to own beneficially, more than five percent (5%) of such stock:


                                      Shares Owned
Name and Address (1)                  Beneficially      Percent
----------------------------      -------------------  ---------

Frank H. Kenan
P.O. Box 2729
Chapel Hill, NC  27515-2729            866,400 (2)       36.3%


Quest Advisory Corp.
1414 Avenue of the Americas
New York, NY  10019                    178,670 (3)        7.5%

Lee P. Shaffer
P.O. Box 2729
Chapel Hill, NC  27515-2729            159,598            6.7%



(1) Does not include Owen G. Kenan, Thomas S. Kenan, III and Morgan Guaranty Trust Company of New York, who may be deemed beneficial owners of more than five percent (5%) of the Common Stock of the Company solely by reason of their positions as trustees of a trust holding 300,000 shares of such Common Stock.

(2) Includes 2,440 shares owned beneficially by Mr. Kenan's wife. The shares shown as beneficially owned by Mr. Kenan do not include 300,000 shares owned by a trust of which Mr. Kenan is an income beneficiary and a trustee and 3,900 shares held by The Kenan Family Foundation, a nonprofit corpora-





      tion of which Mr. Kenan is a director. These 303,900 shares together with the shares shown as beneficially owned by Mr. Kenan aggregate 1,170,300 shares and constitute 49.0% of the outstanding shares of Common Stock.

(3) Shares owned as of December 31, 1995, as reported to the Company on a Schedule 13G dated February 14, 1996. The Schedule 13G reports that Quest Advisory Corp. exercises sole voting and dispositive power over the shares.


                    SECURITY OWNERSHIP OF MANAGEMENT

   The following table sets forth information with respect to the beneficial ownership of the Company's Common Stock, as of March 4, 1996, by its directors, nominees for election as directors, named executive officers and by all directors and officers as a group:

     Name of              Officer, Director       Shares Owned
  Beneficial Owner        and/or Nominee          Beneficially     Percent
--------------------      -------------------  ------------------  -------

Frank H. Kenan            Officer, Director     866,400    (1)(2)    36.3%

Lee P. Shaffer            Officer, Director     159,598               6.7%

William L. Boone          Officer                38,531               1.6%

L. Avery Corning          Officer                     0                 *

Gary J. Knutson           Officer                 7,134                 *

William C. Friday         Director                2,500                 *

Owen G. Kenan             Director               32,820    (2)(3)     1.4%

Thomas S. Kenan, III      Director               39,980       (2)     1.7%

Braxton Schell            Director                  700                 *

Paul Wright, Jr.          Director                3,175                 *

All Directors and Executive
  Officers as a group (13 Persons)            1,163,275       (2)    48.7%

* Represents less than 1%.

(1) Includes 2,440 shares owned beneficially by Mr. Frank H. Kenan's wife.

(2) The shares shown as beneficially owned by Messrs. Frank H. Kenan, Owen G. Kenan and Thomas S. Kenan, III do not include 300,000 shares owned by

      a trust of which they are income beneficiaries as well as trustees, and 3,900 shares held by The Kenan Family Foundation, a nonprofit corporation of which each is a director. These 303,900 shares together with the shares shown as beneficially owned by Frank H. Kenan aggregate 1,170,300 shares and constitute 49.0% of the outstanding shares of Common Stock. These 303,900 shares together with the shares shown as beneficially owned by Owen G. Kenan aggregate 336,720 shares and constitute 14.1% of the outstanding shares of Common Stock. These 303,900 shares together with the shares shown as beneficially owned by Thomas S. Kenan, III aggregate 343,880 shares and constitute 14.4% of the outstanding shares of Common Stock. These 303,900 shares together with the shares shown as beneficially owned by all directors and officers as a group aggregate 1,467,175 shares and constitute 61.4% of the outstanding shares of Common Stock.

(3) Includes 1,380 shares owned by Mr. Owen G. Kenan's wife, 10,950 shares held by his wife as custodian for their children under the Uniform Gifts to Minors Act and 11,490 shares held by a trust of which Owen G. Kenan serves as trustee.


                          ELECTION OF DIRECTORS

   At the meeting, the shareholders will elect the Company's directors. The Board of Directors has set the number of directors to be elected at the 1996 Annual Meeting at seven. All members of the present Board are nominees for election to hold office until the next annual meeting of the shareholders and until their successors have been duly elected. The nominees will be elected if they receive a plurality of the votes cast for their election. Abstentions and broker nonvotes will not affect the election results if a quorum is present.

   If the enclosed Proxy is duly executed and received in time for the meeting and if no contrary specifications are made as provided therein, it is the intention of the persons named therein to vote the shares represented thereby for the seven persons nominated for election as directors of the Company. If any nominee should refuse or be unable to serve, the Proxy will be voted for such persons as shall be designated by the Board of Directors to replace any such nominee. The Board of















Directors presently has no knowledge that any of the nominees will refuse or be unable to serve.


   The following information is furnished with respect to nominees:


                                    Principal Occupation; Business
                                      Experience Past Five Years;        Director
         Name              Age            Other Directorships              Since
-----------------------    ---    -----------------------------------    --------
Frank H. Kenan              83    Chairman of the Board of Directors,      1949
                                  Chief Executive Officer and
                                  Treasurer of the Company

Lee P. Shaffer              57    President and Chief Operating            1967
                                  Officer of the Company

William C. Friday           76    President, The William R. Kenan,         1988
                                  Jr. Fund, Chapel Hill, NC

Owen G. Kenan (1)           52    President and Chief Executive            1978
                                  Officer, Kenan Enterprises, Inc.
                                  and Kenan Oil Company, Inc.,
                                  Chapel Hill, NC; Director, Central
                                  Carolina Bank & Trust Company

Thomas S. Kenan, III (1)    58    President, The Westfield Company,        1964
                                  Durham, NC

Braxton Schell              72    Attorney at Law, Schell Bray             1986
                                  Aycock Abel & Livingston L.L.P.,
                                  Greensboro, NC; Director, Texfi
                                  Industries, Inc.

Paul Wright, Jr.            84    Retired, Former Vice Chairman of         1971
                                  the Board of Central Carolina Bank
                                  & Trust Company, Durham, NC

<F1>
      (1)   Messrs. Owen G. Kenan and Thomas S. Kenan, III are sons of Mr. Frank
            H. Kenan.
</F1>







   The Board of Directors met one time during 1995. All directors attended that meeting. In addition, the Board took action by unanimous written consent eight times during 1995.

   The Board of Directors has no standing nominating committee. The Board has an Audit Committee, the purpose of which is to assist the Board of Directors in assuring that the Company's financial reports are fairly presented and accurate, that there is an adequate system of internal accounting controls and that the auditors are independent and effectively performing their duties. The Committee members are Messrs. William C. Friday, Frank H. Kenan and Paul Wright, Jr. The Audit Committee met two times during 1995. The Company has a Compensation Committee which met two times during 1995. See "Compensation Committee Report" and "Compensation Committee Interlocks and Insider Participation."

   The Company has a standing Executive Committee which may exercise all the authority of the Board of Directors in the management and affairs of the Company, except that the Committee may not authorize distributions; approve or propose to shareholders action that North Carolina law requires be approved by shareholders; fill vacancies on the Board of Directors or on any committee; amend the Articles of Incorporation; adopt, amend, or repeal bylaws; approve a plan of merger not requiring shareholder approval; authorize or approve reacquisition of shares of capital stock of the Company, except according to a formula or method prescribed by the Board of Directors; or authorize or approve the issuance or sale or contract for sale of shares, or determine the designation and relative rights, preferences, and limitations of a class or series of shares. The Executive Committee members are Messrs. Frank H. Kenan, Lee P. Shaffer and Thomas S. Kenan, III. The Executive Committee took action by unanimous written consent five times during 1995.

























                    COMPENSATION AND RELATED MATTERS

      The following table sets forth the annual compensation paid or accrued by the Company to or for the account of the Chief Executive Officer and the next four most highly compensated executive officers of the Company for the years ended December 31, 1995, 1994 and 1993:

                     Summary Compensation Table

                                            Annual
                                         Compensation
                                   -----------------------      All Other
   Name and Principal                   Salary       Bonus    Compensation
       Position               Year         ($)         ($)          (1)($)
-------------------------     ----   ---------   ---------    ------------

Frank H. Kenan,               1995          --          --              --
  Chairman, Chief             1994          --          --              --
  Executive Officer           1993          --          --              --

Lee P. Shaffer,               1995     271,400     100,000          56,918
  President, Chief            1994     261,000     237,808          49,911
  Operating Officer           1993     251,000     225,500          43,542


William L. Boone,             1995     153,400          --          23,279
  Vice President-Finance      1994     151,094      77,880          23,862
                              1993     134,100      67,050          20,243

L. Avery Corning,             1995     113,000          --           7,280
  Vice President-             1994      14,125          --              --
  Operations and Sales        1993          --          --              --

Gary J. Knutson,              1995      98,500          --          12,102
  Vice President -            1994      94,139      48,840          12,504
  Marketing                   1993      88,900      44,450          11,309


(1) Other compensation includes benefits paid or accrued by the Company pursuant to the Company's Profit Sharing Retirement Plan (PSRP) and Supplemen-













      tal Executive Retirement Plan (SERP). Plan benefits accrued for the year ended December 31, 1995 are presented below:


                                          PSRP        SERP
            Name                           ($)         ($)
      ------------------                ------      ------
      Lee P. Shaffer                     7,185      49,733
      William L. Boone                   7,185      16,094
      L. Avery Corning                   2,260       5,020
      Gary J. Knutson                    4,718       7,384



                    Compensation of Directors

   Directors who are not employees of the Company were paid $1,000 for serving on the Board. Audit Committee members and Compensation Committee members were paid an additional $1,000 annual fee.



                 Compensation Committee Report

   The Compensation Committee of the Board of Directors is responsible for the Company's compensation policy, salary levels and incentive programs for executives. By working with senior management and reviewing available industry information, the Committee monitors executive compensation to fulfill the objectives set forth below.

Compensation Philosophy
-----------------------
   The Company maintains a compensation program that provides executive employees with base salaries at competitive market levels and the opportunity to earn incentive compensation when targeted performance goals are achieved. For certain executive employees, a portion of the annual incentive compensation is in the form of stock. In addition, the Company offers retirement benefits to its executives in the form of a Profit Sharing Plan and a Supplemental Executive Retirement Plan. Through these three forms of compensation, the Company seeks to attract, motivate and retain executives who can contribute to the success of the business and afford these executive employees the opportunity to earn an owner-












ship interest in the Company and thereby align the interests of management with those of shareholders.

Salary
------
   In establishing salary levels for executives, the Committee annually monitors salaries at other businesses through two broad-based wage surveys, one of which is specific to the trucking industry. Salary levels are set to compare with averages as reported for similar-sized companies based on revenue.

   The Committee evaluates compensation levels by comparing the Company's performance results to performance results of competitors in the tank truck industry. Performance comparisons are based on profits, profit margins and operating ratios of the Company and its competitors as a group. According to the most recent industry data available, the operating ratio and profit margins of the Company compared favorably with other tank truck carriers.

Incentive Compensation
----------------------
   Under the Company's Stock Bonus Plan, selected officers and key executive employees may earn incentive compensation. Under this Plan, executives earn stock in the Company for years in which the Company's annual net income exceeds the average of the prior three years net income. A maximum bonus for a participant in any year is 75% of salary. An executive may elect to receive up to 50% of the bonus for the year in cash, but at least 50% of the bonus for the year is payable in Company stock in order to provide management an ownership interest in the Company's success. No bonuses were earned under the Plan for 1995. The Company also offers incentive compensation programs, which are also linked to the achievement of performance targets, for managers who do not participate in the Stock Bonus Plan.

CEO and President Compensation
------------------------------
   Mr. Frank H. Kenan, the Chief Executive Officer of the Company, receives no salary or other compensation in such capacity. Salary levels for the other Named Executive Officers for 1995, 1994 and 1993 are reported in the Summary Compensation Table.















   A discretionary bonus of $100,000 was paid in 1995 to Mr. Shaffer, President and Chief Operating Officer of the Company. This amount is included in the Summary Compensation Table. The Committee approved the this bonus and recommended it to the Board in view of the Company's overall performance, increases in assets, book value and earnings during Mr. Shaffer's thirty-two years as President, and his compensation compared to other transportation company executives.


                 Frank H. Kenan              Braxton Schell
                 William C. Friday           Paul Wright, Jr.



      Compensation Committee Interlocks and Insider Participation

   Mr. Frank H. Kenan serves as Chairman of the Board and Chief Executive Officer of the Company.

   The Company leases its corporate offices in University Square at 143 West Franklin Street in Chapel Hill, North Carolina from Mr. Frank H. Kenan. Under a five-year lease that became effective January 1, 1995, annual base lease payments for 18,892 square feet of office space in years 1995 through 1999 are $283,380, $289,048, $294,715, $300,383 and $306,050,
respectively. The Board of Directors, Mr. Kenan abstaining, has approved the lease contract. Based upon studies performed by the Company of rental rates for comparable facilities, the Company is satisfied that the rent paid to Mr. Kenan does not exceed market rates in the area.

   Mr. Schell is a partner in Schell Bray Aycock Abel & Livingston L.L.P., which provides legal services to the Company.
























                          Performance Graph

   The following graph shows a five-year comparison of cumulative total shareholder returns for the Company, the NASDAQ Market Index and an index of peer companies. The comparison assumes a $100 investment on January 1, 1991 and reinvestment of dividends.


Measurement Period (MP)          Kenan
-----------------------        Transport         NASDAQ          Peer
(Fiscal Year Covered)           Company          Market          Group
-----------------------        ---------       ----------      ---------

MP - 01/01/91                   $100.00          $100.00        $100.00

FYE 12/31/91                     125.41           128.38         150.41
FYE 12/31/92                     148.74           129.64         183.92
FYE 12/31/93                     187.50           155.50         208.33
FYE 12/31/94                     191.40           163.26         200.30
FYE 12/31/95                     229.80           211.77         169.80


(1) The peer group chosen consists of companies listed under Standard Industrial Classification Code 4213 - trucking, except local.































                    INDEPENDENT PUBLIC ACCOUNTANTS

   Arthur Andersen LLP served as the independent public accountants for the Company in 1995 and they will be considered for appointment for 1996 at the Board of Directors' meeting following the meeting of shareholders. A representative of the firm will be in attendance at the shareholders' meeting and will have the opportunity to make a statement if he desires to do so and will be available to respond to shareholder questions.



                           OTHER MATTERS

   The Board of Directors knows of no other matters that may properly be, or which are likely to be, brought before the meeting; however, if any other matters are properly brought before the meeting, the persons who are named in the enclosed Proxy or their substitutes will vote in accordance with their best judgement on such matters.



                        SHAREHOLDER PROPOSALS

   Shareholder proposals to be presented at the next annual meeting of the Company's shareholders must be received by the Company at its principal offices, Fifth Floor, University Square-West, 143 West Franklin Street, Chapel Hill, North Carolina 27516-3910, on or before December 1, 1996 in order to be included in the Company's next Proxy Statement for such annual meeting.


By Order of the Board of Directors


WILLIAM L. BOONE
Secretary

March 29, 1996
Chapel Hill, North Carolina
















                               APPENDIX

              PROXY SOLICITED BY THE BOARD OF DIRECTORS
            FOR THE ANNUAL MEETING OF THE SHAREHOLDERS OF
                        KENAN TRANSPORT COMPANY

      The undersigned having received Notice of Meeting and Proxy Statement dated March 29, 1996, hereby appoints FRANK H. KENAN and LEE P. SHAFFER, and each or any of them as proxies, with full power of substitution and revocation, to represent the undersigned and to vote as designated below, all shares of Common Stock of KENAN TRANSPORT COMPANY, which the undersigned is entitled to vote at the Annual Meeting of the Shareholders of the Company to be held on May 6, 1996 at The Kenan Center, Bowles Drive, Chapel Hill, North Carolina at 10:00 A.M., local time or any adjournment thereof.

      UNLESS OTHERWISE SPECIFIED BELOW, THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED FOR THE NOMINEES FOR DIRECTOR.

(1)   ELECTION OF DIRECTORS
      [ ] For all nominees listed below; except vote withheld for the nominees whose names are written in the space below

      [ ]   WITHHOLD AUTHORITY to vote for all nominees listed below

FRANK H. KENAN   THOMAS S. KENAN, III   LEE P. SHAFFER   PAUL WRIGHT, JR.
            WILLIAM C. FRIDAY   OWEN G. KENAN   BRAXTON SCHELL

      (INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below.)


                     (Continued on Reverse Side)

                    (Continued from Reverse Side)

(2) In their discretion, the Proxies are authorized to vote upon such other matters as may properly come before the meeting.

                              Dated               , 1996
                                    -------------
                                                            Signature
                            -----------------------------
                                                            Signature
                            -----------------------------


      Please sign the proxy exactly as name appears. Joint owners should each sign. Trustees and other signing in a representative capacity should indicate the capacity in which they sign.

      PLEASE MARK, SIGN AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.